Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 and related Prospectus of Home Bancorp, Inc. (the “Company”) of our report dated March 10, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wipfli LLP

Wipfli LLP
Atlanta, Georgia

August 12, 2022